                                                                   No. 4270-0003










                             WORKERS' COMPENSATION
                                  QUOTA SHARE
                             REINSURANCE AGREEMENT

                                    between

                            ZENITH INSURANCE COMPANY

                                      and

                         AMERICAN RE-INSURANCE COMPANY

                                                                   No. 4270-0003

                              TABLE OF CONTENTS

ARTICLE                                          PAGE
-------                                          ----
I              APPLICATION OF AGREEMENT          1

II             COVER                             1

III            LIMITS OF COVER                   1

IV             EXCLUSIONS                        2

V              DEFINITIONS                       3

VI             LOSSES AND LOSS ADJUSTMENT
               EXPENSES                          4

VII            PREMIUM                           4

VIII           CEDING COMMISSION                 5

IX             REPORTS AND REMITTANCES           6

X              WARRANTY                          7

XI             INSOLVENCY CLAUSE                 7

XII            ACCESS TO RECORDS                 7

XIII           RESERVES AND TAXES                8

XIV            OFFSET AND SECURITY CLAUSE        8

XV             COMMENCEMENT AND
               TERMINATION                       9

XVI            COMMUTATION                       9

                                                                   No. 4270-0003

                           WORKERS' COMPENSATION
                                QUOTA SHARE
                           REINSURANCE AGREEMENT

THIS AGREEMENT made and entered into by and between ZENITH INSURANCE COMPANY, Woodland Hills, California (hereinafter referred to as the "Company") and AMERICAN RE-INSURANCE COMPANY, Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

WITNESSETH:

The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                ARTICLE I

APPLICATION OF AGREEMENT

This Agreement applies to all business written by the Company and classified as Workers Compensation and Employers Liability in the state of Florida, except as excluded under Article IV herein.

                               ARTICLE II

COVER

The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 20% quota share participation of the net retained insurance liability of the Company, as respects policies in force at 12:01 A.M., April 1, 1998 and new and renewal policies issued thereafter except as excluded in
Article IV, subject to the limitations set forth in Article III.

                               ARTICLE III

LIMITS OF COVER

A. As respects policies issued by the Company, the Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 20% quota share participation of the Company's net retained insurance liability, subject to the limitation set forth in paragraph B., below.

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                                                                   No. 4270-0003


B. It is understood and agreed that in no event shall the Reinsurer's limit of liability exceed its pro rata share of $550,000 per occurrence after all other inuring reinsurance.

                                ARTICLE IV

EXCLUSIONS

        1. Reinsurance, except for the intracompany pooling arrangement. This exclusion shall not apply to insureds who do not agree to the Novation Agreement covering in force workers' compensation policies from Riscorp Insurance Company and Riscorp Property and Casualty Insurance Company to Zenith Insurance Company.

        2. Risks involving a nuclear facility or nuclear material, spent fuel or waste as defined in the Nuclear Incident Exclusion Clause, except for the use of radioactive isotopes.

        3. Liability of Company arising by contract, operations of law or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guarantee fund, insolvency fund, plan, pool, association, fund or other facility which provides for the assessment of, payment by, or assumption by the company of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction.

        4.     Pools, Associations and Syndicates.

        5. Construction and maintenance of Caisson or Coffer Dams (except earth filled Dams).

        6. Manufacturing, packaging, handling or shipping of explosives, explosive substances intended for use as an explosive, ammunition, fuses, arms or fireworks.

        7. Manufacturing, Production and Refining Petroleum or its products.

        8.     Professional Sports Teams.

        9.     Railroad Operations.

       10.     Oil and Gas drilling, refining, production or manufacturing.

       11.     Underground Mining.

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                                                                   No. 4270-0003


       12.     Tunneling Operations involving tunnels over 100 feet.

       13. Wrecking or Demolition of buildings, structures or vessels over 5 stories in height.

       14. Asbestos, Lead Paint or other toxic substance abatement, when written as such.

       15.     Maritime or Jones Act (except for USL&H).

                               ARTICLE V

DEFINITIONS

A. The term "net retained insurance liability" as used herein means the remaining portion of the Company's gross liability on the policies covered hereunder after deducting all excess of loss reinsurance and all pro rata reinsurance, other than the quota share reinsurance provided under this Agreement.

B. The term "occurrence" as used herein means each accident or occurrence or series of accidents or occurrences, arising out of one event.

C. As respects Occupational or Other Disease under Workers' Compensation and Employers' Liability policies, a loss for the purpose of this Agreement shall be deemed to have occurred at the date when compensability of the employee commenced, or if such date cannot be definitely determined, the loss as respects such employee affected by the disease, shall be deemed to have occurred at the date when the claim became known to the Company, but in no event later than the last day of employment during the term of the policy or policies of the Company.

D. In the event more than one employee of the same insured suffers an Occupational or Other Disease of one specific kind or class during the same policy year, the resulting losses to the Company shall be deemed to be from one occurrence and the date of such occurrence for the purpose of this Agreement shall be the inception date of the last policy issued by the Company to the employer, prior to the date on which the first such loss occurred, but within the Agreement year. The term "Occupational Disease" shall be as defined by applicable statutes or regulations.

E. The term "Net Written Premium" as used herein means all direct written premium, less premium ceded for inuring reinsurance, less return premiums and dividends paid on policies that are written subject to a loss sensitive dividend plan.

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                                                                   No. 4270-0003


F. The term "policies" as used herein means each of the Company's binders, policies and contracts providing insurance and reinsurance on the business reinsured under this Agreement.

G. The term "Agreement Year" as used herein shall be each 12 month period beginning with April 1, 1998.

                               ARTICLE VI

LOSSES AND LOSS ADJUSTMENT EXPENSES

A. Subject to the provisions of Article III, the Reinsurer, in proportion to its participation, shall pay to the Company a pro rata share of sums actually paid by the Company in settlement of losses under its policies including amounts paid for managed care arrangements, such as network access fees, bill repricing services and other usual and customary managed care facilities. However, in the event of the insolvency of the Company payment of loss for which the Company is liable shall be made by the Reinsurer to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of Article XI of this Agreement.

B. Subject to the provisions of Article III, the Reinsurer shall bear in proportion to its participation expenses incurred by the Company in the investigation, adjustment and litigation of all claims under its policies, excluding the office expenses of the Company and the salaries and expenses of its officials and employees.

C. The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

D. The Company has the obligation to investigate and, to the extent that may be required by the policies reinsured hereunder, defend any claim affecting this reinsurance and to pursue such claim to final determination.

                                 ARTICLE VII

PREMIUM

A. Within 30 days following April 1, 1998, the Company shall pay to the Reinsurer 20% of the Company's unearned premium reserve on its net retained insurance liability in force at 12:01 A.M., April 1, 1998 on the Riscorp Insurance Company, Riscorp Property and Casualty Insurance Company and Zenith Insurance Company business covered hereunder.

B. The Company shall also pay to the Reinsurer for the reinsurance provided under this Agreement 20% of the Net Written Premium of the Company for the new and renewal business covered hereunder, after deduction of premiums paid for inuring reinsurance.

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                                                                   No. 4270-0003


                               ARTICLE VIII

CEDING COMMISSION

A. The Reinsurer shall make a provisional commission allowance of 35% to the Company on the premiums ceded under this Agreement. The Company shall debit the Reinsurer with the provisional commission allowance in the monthly accounts. The provisional commission shall be subject to adjustment annually, until all losses have been settled or the Agreement is commuted, whereupon a final commission adjustment will be made consistent with the actuarially determined losses. However, the first adjustment shall be thirty-six months after the end of each Agreement Year. On all return premiums the Company shall return to the Reinsurer the provisional commission allowance of 35%.

B. The ultimate commission allowance which the Reinsurer shall make to the Company shall be in accordance with the following plan and shall be computed on premiums earned under this Agreement:


        IF THE REINSURER'S LOSS RATIO IS:       THE ULTIMATE COMMISSION SHALL BE:
        -------------------------------------------------------------------------

        77% or higher                           29.1% minimum

        70% or higher but less than 77%         34.0% less a .7% decrease for
                                                each 1% increase in the
                                                Reinsurer's loss ratio down to a
                                                29.1% commission at an 77%
                                                loss ratio

        66% or higher but not exceeding         36% less .5% decrease for each
        70%                                     1% increase in the Reinsurer's
                                                loss ratio down to a 34%
                                                commission at a 70% loss ratio

        60% or higher but not exceeding         40.5% less a .75% decrease for
        66%                                     each 1% increase in the
                                                Reinsurer's loss ratio down to a
                                                36% commission at a 66% loss
                                                ratio

        60% or less                             40.5%

C. The commission allowance which the Reinsurer makes to the Company on the business transacted under this Agreement includes provision for all taxes, assessments and any other expenses whatsoever, except loss adjustment expenses.

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                                                                   No. 4270-0003


D. The term "Reinsurer's loss ratio" means the "Reinsurer's losses incurred" as defined in paragraph E. below, divided by "premiums earned" as defined in paragraph F. below.

E. The term "Reinsurer's Losses Incurred" as used herein shall be understood to mean ceded losses (net of salvages, subrogations, inuring reinsurance and Special Disability Trust Funds recovered) and allocated loss adjustment expenses paid by the Reinsurer under this Agreement as of the effective date of calculation, plus the reserve for ceded losses and allocated loss adjustment expenses outstanding (including a reserve for incurred but not reported losses) as of the same date, all as respects losses occurring during the Agreement Year under consideration on the business covered hereunder.

F. The term "premiums earned" as used herein means the total of the Reinsurer's net premiums written during the current Agreement Year, plus the pro rata unearned premium at the close of the preceding Agreement Year less the pro rata unearned premium at the close of the current Agreement Year, said pro rata unearned premium to be calculated on a daily pro rata basis.

G. If the ultimate commission on the premiums earned during the Agreement Year exceeds the commission already allowed on the premiums earned, the Reinsurer shall pay the difference to the Company at 36 months after the end of each Agreement Year. If the commission already allowed on the premiums earned exceeds the ultimate commission on the premiums earned, the difference shall be refunded by the Company to the Reinsurer within 30 days.

H. Annual calculation of the ultimate commission shall continue until all of the Reinsurer's Losses Incurred hereunder have been finally settled.

I. The ceding commission terms herein are subject to annual renegotiation at any April 1.

                                  ARTICLE IX

REPORTS AND REMITTANCES

A. The Company shall report monthly net written premiums, collected premiums, paid loss and allocated loss adjustment expense and the provisional ceding commission.

B. The Company shall report monthly unearned premium and outstanding loss reserves including provisions for IBNR. The Company shall also report its unearned premium reserve at the inception of this Agreement.

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                                                                   No. 4270-0003


C. Within thirty days after the end of each month, collected premiums less the provisional commission allowance shall be paid by the Company, and paid Loss and Loss Adjustment Expense shall be paid by the Reinsurer, subject to the limits provided in Article III.

                                ARTICLE X

WARRANTY

The Company warrants to the Reinsurer that excess of loss reinsurance excess of $550,000 per occurrence for its Workers Compensation business shall be maintained, or so deemed to be in effect and collectible for the duration of this Agreement and shall inure to the benefit of this Agreement whether collectible or not.

                               ARTICLE XI

INSOLVENCY CLAUSE

The reinsurance provided by this Agreement and each and every reinsurance agreement heretofore or hereafter entered into by and between the parties hereto shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding; and during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of the Company.

                                   ARTICLE XII

ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the

                                                                   No. 4270-0003


currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

                                  ARTICLE XIII

RESERVES AND TAXES

A. The Reinsurer shall maintain legal reserves with respect to unearned premiums and claims hereunder.

B. The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder and will reimburse the Reinsurer for such premium taxes where the Reinsurer is required to pay the same.

                                  ARTICLE XIV

OFFSET AND SECURITY CLAUSE

A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time from such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this agreement and any other reinsurance agreement heretofore or hereinafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

                                                                   No. 4270-0003


D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

                                  ARTICLE XV

COMMENCEMENT AND TERMINATION

A. This Agreement shall take effect as of 12:01 A.M., April 1, 1998 and is entered into for an unlimited period but either party may terminate this Agreement at March 31, 1999 or any subsequent March 31 thereafter, by giving not less than 90 days notice in writing by certified letter.

B. At termination of this Agreement, the Reinsurer shall be relieved of all liability hereunder for losses occurring subsequent to the termination date for which the Reinsurer shall return the unearned premium, if any, as of the termination date.

C. This Agreement may be renewed and/or extended for successive 12-month periods at any April 1 on terms to be agreed by the parties hereto. Either party may notify the other party of its desire to renew or extend this Agreement by written notice to the other party prior to any April 1.

                                  ARTICLE XVI

COMMUTATION

Either party may elect to commute the liability of the Reinsurer twelve months after termination or any time thereafter. Such commutation shall be effected by a return to the Company of the commuted value (to be actuarially determined and agreed by the Company and the Reinsurer) of outstanding losses.

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                                                                   No. 4270-0003


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in duplicate this 13th day of October, 1998.


ACCEPTED:  20% PART OF 100%


ZENITH INSURANCE COMPANY


/s/  John J. Tickner
----------------------------------
     Senior Vice-President
                                             AMERICAN RE-INSURANCE COMPANY


                                             /s/  William P. Franz
                                             ----------------------------------
                                                                 Vice President